Exhibit 99.2

                        NOTICE OF GUARANTEED DELIVERY FOR
               TENDER OF 7.99% SERIES A SECURED BONDS DUE 2011 OF

                         ESI TRACTEBEL ACQUISITION CORP.
              PURSUANT TO THE EXCHANGE OFFER DATED _________, 1998

        This form or one substantially equivalent hereof must be used to accept the Exchange Offer relating to the 7.99% Series A Secured Bonds Due 2011 (collectively, the "Old Securities") of ESI Tractebel Acquisition Corp. (the "Company") made pursuant to its Prospectus, dated [ ], 1998 (the "Prospectus"), if certificates for Old Securities of the Company are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to State Street Bank and Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender Old Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

        To: STATE STREET BANK AND TRUST COMPANY, Exchange Agent

          By Mail                       Facsimile Transmission             By Hand/Overnight Delivery
                                               Number
                                            (617 664-5290)
Two International Place                (For Eligible Institutions           Two International Place
Boston, MA 02110 - 0778                          Only)                      Boston, MA 02110 - 0778
Attn: Ms. Kellie Mullen,                 Confirm by Telephone:              Attn: Ms. Kellie Mullen,
Corporate Trust Department                  (617) 664-5587                 Corporate Trust Department

                      For Information Call: (617) 664-5587

        Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute delivery.



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


Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Securities set forth below, pursuant to the guaranteed delivery procedures described in "THE EXCHANGE OFFER - Guaranteed Delivery Procedures" section of the Prospectus.


        The undersigned understand(s) that tenders of Old Securities may be withdrawn, by written notice of withdrawal received by the Exchange Agent at any time at or prior to 5:00 P.M., New York City time, on the Expiration Date. In the event of a termination of the Exchange Offer, the Old Securities tendered pursuant to the Exchange Offer will be returned to the tendering holders promptly (or, in the case of Old Securities tendered by book-entry transfer, such Old Securities will be credited to the account maintained at The Depository Trust Company ("DTC") from which such Old Securities were delivered). If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, the Company will disseminate additional materials relating to the Exchange Offer and extend such Exchange Offer, to the extent required by law.


        The undersigned understand(s) that payment by the Exchange Agent for Old Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Securities (or Book-Entry Confirmation of the transfer of such Old Securities into the Exchange Agent's account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Old Securities properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal.


        All authority conferred or agreed upon by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                     ---------------------------------------

                       Principal Amount of 7.99% Series A
                       Secured Bonds Due 2011 Tendered
                       $_________________

                       Certificate Nos. (if available)


                       Account number (if such Old Securities will be delivered by book-entry transfer to The Depository Trust Company):


                       _____________________________________

                     ---------------------------------------

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


                      Total Principal Amount of Outstanding
                      Old Securities Represented by Old
                      Securities Certificate(s)
                      $______________________________________



All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                              PLEASE SIGN HERE

X____________________________________           ___________________

X____________________________________           ___________________
        Signature(s) of Owner(s)                        Date
        Or Authorized Signatory

Area Code and Telephone Number__________________________________________________



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



        Must be signed by the holder(s) of the Old Securities as their name(s) appear(s) on certificates for Old Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)
Name(s)      ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
Capacity:    ___________________________________________________________________
Address(es)  ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________



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

                                    GUARANTEE

        The undersigned, an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Securities tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Securities into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "THE EXCHANGE OFFER-Guaranteed Delivery Procedures" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than five New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Old Securities to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Guarantor Institution.

__________________________________________    __________________________________
                 Name of Firm                        Authorized Signature
__________________________________________    __________________________________
                  Address                                   Title
__________________________________________    Name:_____________________________
                   Zip Code                           (Please Type or Print)

Area Code and Telephone No: ______________    Dated:____________________________

        NOTE: DO NOT SEND CERTIFICATES FOR OLD SECURITIES WITH THIS FORM. CERTIFICATES FOR OLD SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.




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